UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

Celera Corporation

(Exact name of registrant as specified in its charter)

001-34116

(Commission

File Number)

Delaware	26-2028576
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, CA 94502

(Address of principal executive offices, with zip code)

(510) 749-4200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, Celera Corporation (the “Company”) announced that it has named Alfred Merriweather as Senior Vice President and Chief Financial Officer, effective immediately. A copy of the press release relating to Mr. Merriweather’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Merriweather, age 56, was previously Executive Vice President and Chief Financial Officer of Calypso Medical Technologies, Inc., a privately held medical device company, and has more than 25 years of financial management experience, including service as Chief Financial Officer in a number of laboratory service, medical technology and life science companies.

Prior to joining Calypso Medical in 2010, Mr. Merriweather served as Chief Financial Officer of Monogram Biosciences, a publicly held molecular diagnostics company with revenues of over $60 million derived from HIV and oncology testing services. Mr. Merriweather held this position at Monogram Biosciences, and a predecessor company, ACLARA BioSciences, from 2001 until the acquisition of Monogram Biosciences by Laboratory Corporation of America in 2009.

Pursuant to an employment offer letter, dated November 30, 2010, between Mr. Merriweather and the Company, Mr. Merriweather will be paid $370,000 per year for his service as Senior Vice President and Chief Financial Officer and will be eligible to receive an annual bonus at a target level equal to 45% of his eligible fiscal year earnings. Mr. Merriweather will also receive a one-time cash bonus of $5,000, net of taxes and applicable withholding. Mr. Merriweather will also receive, pursuant to the Company’s 2008 Stock Incentive Plan, as amended, an option to purchase 50,000 shares of common stock of the Company, vesting in four equal annual installments commencing on the first anniversary of the grant date, which will be January 3, 2011. Mr. Merriweather will also receive, pursuant to the Company’s 2008 Stock Incentive Plan, as amended, 25,000 time-based restricted stock units, vesting in four equal annual installments commencing on the first anniversary of the grant date, which will be January 3, 2011.

Mr. Merriweather will be covered by the Celera Corporation Executive Change in Control Plan, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 29, 2010. Mr. Merriweather will also be eligible to participate in the Company’s Non-Qualified Savings and Deferral Plan, a copy of which was filed as Exhibit 10.40 to the Company’s Transition Report on Form 10-KT filed on March 25, 2009. Mr. Merriweather will also be eligible for certain employee benefits, as further set forth in the employment offer letter.

A copy of the employment offer letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter, dated November 30, 2010, by and between Celera Corporation and Alfred Merriweather

99.1	Press Release, dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERA CORPORATION

Date: December 20, 2010	By:	/s/ Scott Milsten
Scott Milsten
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter, dated November 30, 2010, by and between Celera Corporation and Alfred Merriweather

99.1	Press Release, dated December 20, 2010